EXHIBIT 99.1

For Immediate Release	Contact: Anne-Marie Hess
Date: November 1, 2007	Phone: (609) 951-6842
E-mail: ahess@pharmanet.com

PHARMANET DEVELOPMENT GROUP REPORTS FINANCIAL RESULTS

FOR THE THIRD QUARTER 2007

Reports record direct revenues and more than doubles net earnings from continuing operations

Princeton, NJ – November 1, 2007 – PharmaNet Development Group, Inc. (the “Company”) (NASDAQ: PDGI), a leading provider of global drug development services to branded pharmaceutical, biotechnology, generic drug and medical device companies, today reported GAAP net earnings from continuing operations for its third quarter ended September 30, 2007 of $6.9 million, or $0.37 per diluted share, compared to GAAP net earnings from continuing operations of $3.0 million, or $0.16 per diluted share, in the third quarter 2006.

Adjusted non-GAAP net earnings (see basis of presentation below) from continuing operations for the third quarter 2007 were $10.0 million, or $0.52 per diluted share, compared to $3.7 million, or $0.20 per diluted share, in the third quarter 2006 primarily due to higher direct revenues in the early stage and late stage segments.

“We are very pleased with our operating performance this quarter,” commented Jeffrey P. McMullen, president and chief executive officer, “We recorded the highest direct revenues in the history of the Company and continued to increase backlog.”

“Building on this momentum, we are raising guidance for 2007,” Mr. McMullen continued.

Basis of presentation

Due to the Company's decision to discontinue certain operations in 2006, all financial results for the periods presented reflect the Company's continuing operations only, unless otherwise stated.

To better reflect ongoing operations to investors for the periods presented, adjusted (non-GAAP) results are used throughout this press release and the accompanying tables.  For the third quarter 2007, adjusted financial results exclude $1.5 million for the settlement of the class action  settlement and other related litigation, $0.7 million for the amortization of intangible assets and $0.3 million non-cash share-based compensation expense related to the adoption of Statement of Financial Accounting Standards No. 123R Share-Based Payment (“SFAS 123R”).  For comparative purposes, third quarter 2006 adjusted financial results exclude $0.7 million for amortization of intangible assets and $0.1 million non-cash share-based compensation expense related to SFAS 123R.

In addition, on January 1, 2007, the Company began reporting the financial results for PharmaNet Specialized Pharmaceutical Services, Inc. (SPS) in the late stage segment.  Prior year financial results have been adjusted accordingly to provide for accurate comparisons.

A reconciliation of GAAP results to adjusted (non-GAAP) results can be found in the unaudited financial tables included in this press release.  A further explanation of the reasoning behind the use of non-GAAP financial results can be found at the end of this press release.

Third Quarter 2007 Financial Summary

▪

Direct revenue in the third quarter 2007, excluding reimbursed out-of-pocket expenses, increased 31.3% to $99.8 million compared to $76.0 million in the third quarter 2006 due to growth in both the early and late stage segments.

▪

GAAP corporate selling, general and administrative (“SG&A”) expenses increased to $7.5 million in the third quarter 2007 compared to $5.0 million in third quarter 2006, primarily due to an additional $1.5 million reserve recorded in the third quarter 2007 related to the securities class action settlement and other related litigation, increasing the provision from $8.9 million to $10.4 million.  Legal fees related to the SEC investigation were $0.2 million in the quarter.  Adjusted corporate expenses, which exclude the settlement of the class action and other related litigation and certain non-cash share-based compensation expense related to SFAS 123R were $5.7 million in the third quarter 2007 and $4.9 million in the third quarter 2006.

▪

The $2.6 million foreign exchange transaction loss in the third quarter 2007 is the result of the weakening of the US dollar primarily against the Canadian dollar and Swiss Franc.

▪

GAAP operating margin increased to 13.7% in the third quarter 2007 compared to 7.8% in the third quarter 2006.  Adjusted operating margin for the third quarter 2007 increased to 16.2% from 8.9% in the third quarter 2006 primarily due to higher direct revenues in both segments.

▪

The Company’s backlog increased sequentially to $472.5 million at September 30, 2007 compared to $444.0 million at June 30, 2007.  Backlog consists of anticipated direct revenue from written awards, letters of intent and contracts that either have not started or are anticipated to begin in the near future. Verbal awards are not included in backlog.

▪

The book to bill ratio was 1.3x at September 30, 2007 compared to 1.2x at June 30, 2007. Book-to-bill is calculated by taking the change in backlog between periods plus direct revenues divided by direct revenues.

▪

Early stage book-to-bill was 1.2x at September 30, 2007 and June 30, 2007.

▪

Late stage book-to-bill was 1.4x at September 30, 2007 compared to 1.1x at June 30, 2007.

▪

Cash, cash equivalents, and investments in marketable securities were $66.5 million at September 30, 2007 compared to $50.0 million at June 30, 2007.

▪

Net cash generated by continuing operations was $20.3 million in the third quarter 2007.

▪

Capital expenditures were $4.0 million in the third quarter 2007 compared to $7.8 million in the third quarter 2006, of which $4.4 million of the $7.8 million was related to construction of the Quebec City facility.

▪

Depreciation expense was $3.2 million and amortization of intangibles was $0.7 million in the third quarter 2007 compared to depreciation expense of $2.8 million and amortization expense of $0.7 million in the third quarter 2006.

▪

Net days sales outstanding (“DSO”) was 38 days at September 30, 2007 compared to 42 days at June 30, 2007.

▪

The Company’s effective tax rate in the third quarter 2007 was 29.1% compared to 14.4% in the third quarter 2006 primarily due to a higher projected effective tax rate for the full year 2007 which results from a change in the global mix of income in the third quarter 2007, increased expenses in the US and the reconciliation of book estimates to the Company's 2006 Federal Corporate Income Tax return.

For the segment financial results provided below, the Company has excluded an allocation of corporate expenses related to certain adjusted SG&A expenses.

Early Stage

PharmaNet Development Group, Inc.’s early stage segment primarily includes the areas of Phase I and bioequivalency clinical trials, bioanalytical services and support services.

For the early stage segment, GAAP direct revenue, excluding reimbursed out-of-pocket expenses, increased approximately 49.9% to $37.6 million in the third quarter 2007 compared to $25.1 million in the third quarter 2006, primarily due to higher sample volumes and clinic revenues.

Early stage segment GAAP operating margins increased to 21.4% in the third quarter 2007 compared to 15.4% in the third quarter 2006.  Early stage segment adjusted operating margins increased to 21.7% in the third quarter 2007 compared to 15.9% in the third quarter 2006 primarily due to higher laboratory utilization.

Backlog for the early stage segment increased sequentially to $65.8 million at September 30, 2007 compared to $59.8 million reported at June 30, 2007.

Late Stage

PharmaNet Development Group, Inc.’s late stage segment primarily conducts Phase II through IV clinical trials, data management and biostatistics, medical and scientific affairs, regulatory affairs and submissions, and provides software tools and services for use in clinical trials.

For the late stage segment, GAAP direct revenue, excluding reimbursed out-of-pocket expenses, increased approximately 22.1% to $62.2 million in the third quarter 2007 compared to $50.9 million in the third quarter 2006. Third quarter 2007 direct revenues benefited from the recognition of revenue related to authorized change orders.

Late stage segment GAAP operating margins were 21.2% in the third quarter 2007 compared to 14.0% in the third quarter 2006.  Late stage segment adjusted operating margins were 22.1% in the third quarter 2007 compared to 15.1% in the third quarter 2006 primarily due to higher direct revenues. Third quarter 2007 operating margin benefited from recognition of revenue related to authorized change orders for which certain expenses had been incurred in previous quarters.

Backlog for the late stage segment increased sequentially to $406.7 million at September 30, 2007 compared to $384.2 million at June 30, 2007.

Guidance

For continuing operations in 2007, the Company expects:

Full Year 2007 Guidance
Metric	Previous Guidance	Revised Guidance
Direct Revenue	$342 million - $352 million	$361 million - $365 million
Adjusted EBIT Margin (1)	9.5% - 9.8%	10.6% - 10.8%
GAAP Corporate Expenses	$20.5 million – $21 million	$23.5 million - $24 million
Adjusted Pre-tax Earnings (1)	$27 million - $29 million	$29 million - $31 million
GAAP fully diluted EPS	$0.58 - $0.64	$0.53 - $0.59
Adjusted fully diluted EPS (1)	$1.12 – 1.24	$1.22 - $1.29
Capital expenditures	$17 million - $19 million	$17 million - $19 million
Depreciation	$12 million – $13 million	$12 million – $13 million
Amortization	$2.8 million	$2.8 million
Adjusted non-GAAP tax rate	18% – 20% (1)	18% – 20% (1)

(1) For EBIT Margin, Pre-tax Earnings, Fully Diluted EPS, and Tax Rate, Adjusted (non-GAAP) guidance excludes $10.4 million related to the securities class action settlement and other related litigation, amortization of intangible assets and non-cash share-based compensation expense related to Statement of Financial Accounting Standards No. 123R, Share-Based Payment (“SFAS 123R”).

Conference Call and Webcast

The Company will host a conference call to discuss third quarter earnings on Thursday, November 1, 2007 at 8:30 a.m. eastern time

Dial-in:

(866) 831-6234 for U.S.

(617) 213-8854 for International

Pass code:  42666104

Dial-in Replay:

(888) 286-8010 for U.S.

(617) 801-6888 for International

Pass code: 56573285

The replay will be available approximately two hours after the call through Thursday, November 8, 2007

Webcast:

Please visit www.pharmanet.com and select the investor tab to access the webcast or link directly at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=124176&eventID=1653964. The archived webcast will be available for approximately thirty (30) days following the conference call.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, which exclude, among other items, the charge associated with the securities class action settlement and other related litigation, amortization of intangible assets and non-cash share-based compensation expense related SFAS 123R.  Share-based compensation is an important part of our employees’ compensation and impacts their performance.  PDGI considers these non-GAAP financial measures to be useful metrics because management and investors can compare the Company’s recurring operating results and make more meaningful comparisons between PDGI’s recurring operating results and those of other companies.  In addition, management can use this important tool for financial and operational decision-making and for evaluating recurring operating results over different periods of time.

There are a number of limitations related to the use of non-GAAP operating income versus operating income calculated in accordance with GAAP.  Non-GAAP operating income excludes certain costs, including, share-based compensation and amortization of intangible assets related to acquisitions that are recurring and have been and will continue to be for the foreseeable future a significant recurring expense in PDGI’s business.

The components of the costs that we exclude from our calculation of non-GAAP operating income may differ from the components that our peer companies exclude when they report their results of operations.  The Company compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating income and evaluating non-GAAP operating income together with operating income calculated in accordance with GAAP.  Non-GAAP results also allow investors to compare the reported GAAP results and the non-GAAP consensus estimate and to compare the Company’s operations against the financial results of other companies in the industry.  The non-GAAP financial measures included in this press release should not be considered superior to or a substitute for results of operations prepared in accordance with GAAP.  Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying tables to, this press release, and can also be found on the Company’s website.

About PharmaNet Development Group, Inc.

PharmaNet Development Group, Inc., a global drug development services company, provides a comprehensive range of services to the pharmaceutical, biotechnology, generic drug, and medical device industries.  The Company offers clinical-development solutions including early and late stage consulting services, Phase I clinical studies and bioanalytical analyses, and Phase II, III and IV clinical development programs.  With approximately 2,500 employees and more than 41 facilities throughout the world, PharmaNet is a recognized leader in outsourced clinical development.  For more information, please visit our website at www.pharmanet.com.

Forward-Looking Statements

Certain statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Additionally, words such as "seek," "intend," "believe," "plan," "estimate," "expect," "anticipate" and other similar expressions are forward-looking statements within the meaning of the Act. Some or all of the results anticipated by these forward-looking statements may not occur. Factors that could cause or contribute to such differences include, but are not limited to, industry trends and information; the Company's ability to determine its impairment charges and costs of discontinued operations; whether the Company will achieve its estimated value relating to discontinued operations; developments with respect to the SEC's inquiry and securities class action lawsuits and derivative lawsuits (Due to the inherent uncertainties of litigation, the reserve for the litigation is only an estimate. Management may need to adjust the reserve in the future as outcomes of the securities class action and other related litigation becomes more predictable); the Company’s ability to successfully achieve and manage the technical requirements of specialized clinical trial services, while complying with applicable rules and regulations; regulatory changes; changes affecting the clinical research industry; a reduction of outsourcing by pharmaceutical and biotechnology companies; the Company’s ability to compete internationally in attracting clients in order to develop additional business; the Company’s evaluation of its backlog and the potential cancellation of contracts; its ability to retain and recruit new employees; its clients' ability to provide the drugs and medical devices used in its clinical trials; the Company’s future stock price; the Company’s assessment of its effective tax rate and tax allowance; the Company’s financial guidance; the Company’s future effective tax rate; the Company’s anticipated capital expenditures; the Company’s costs associated with compliance of Section 404 of the Sarbanes-Oxley Act; the impact on the Company of foreign currency transaction costs and the effectiveness of any hedging strategies it implements; and the national and international economic climate as it affects drug development operations.

Further information can be found in the Company’s risk factors contained in its Annual Report on Form 10-K for the year ended December 31, 2006 and its most recent Quarterly Report on Form 10-Q. The Company does not undertake to update the disclosures made herein, and you are urged to read our filings with the Securities and Exchange Commission.

PharmaNet Development Group, Inc. and Subsidiaries

Statements of Operations - Unaudited

For the Three Months Ended September 30, 2007 and 2006

	2007	% of Direct Revenues	2006	% of Direct Revenues
REVENUE
Direct revenue	$99,809,887	100.0%	$76,018,774	100.0%
Reimbursed out-of-pockets	24,581,198	24.6%	27,235,490	35.8%
TOTAL REVENUE	124,391,085	124.6%	103,254,264	135.8%
COSTS AND EXPENSES
Direct costs	57,074,046	57.2%	46,542,157	61.2%
Reimbursable out-of-pocket expenses	24,581,198	24.6%	27,235,490	35.8%
Selling, general and administrative expenses	27,535,780	27.6%	23,565,196	31.0%
Provision for settlement of litigation	1,500,000	1.5%	-
TOTAL COSTS AND EXPENSES	110,691,024	110.9%	97,342,843	128.1%
EARNINGS FROM CONTINUING OPERATIONS	13,700,061	13.7%	5,911,421	7.8%
OTHER INCOME (EXPENSE)
Interest income	517,436	0.5%	153,557	0.2%
Interest expense	(1,414,676)	1.4%	(1,676,517)	2.2%
Foreign exchange transaction loss, net	(2,608,037)	2.6%	(647,315)	0.9%
Other expense	(5,954)	0.0%	-
TOTAL OTHER INCOME (EXPENSE)	(3,511,231)	3.5%	(2,170,275)	2.9%
EARNINGS FROM CONTINUING OPERATIONS
BEFORE INCOME TAX	10,188,830	10.2%	3,741,146	4.9%
Income tax expense	2,961,757	3.0%	538,771	0.7%
EARNINGS FROM CONTINUING OPERATIONS
BEFORE MINORITY INTEREST IN JOINT VENTURE	7,227,073	7.2%	3,202,375	4.2%
Minority interest in joint venture	340,249	0.3%	222,835	0.3%
NET EARNINGS FROM CONTINUING OPERATIONS	6,886,824	6.9%	2,979,540	3.9%
Loss from discontinued operations, net of tax	(93,398)	0.1%	(3,242,289)	4.3%
NET EARNINGS (LOSS)	$6,793,426	6.8%	$(262,749)	0.3%

BASIC EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.37		$0.16
Discontinued operations	$(0.01)		$(0.17)
Net earnings (loss)	$0.36		$(0.01)
DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.37		$0.16
Discontinued operations	$(0.01)		$(0.17)
Net earnings (loss)	$0.36		$(0.01)
SHARES USED IN COMPUTING EPS:
Basic	18,893,596		18,348,322
Diluted	19,120,631		18,473,375

PharmaNet Development Group, Inc. and Subsidiaries

Statements of Operations - Unaudited

For the Nine Months Ended September 30, 2007 and 2006

	2007	% of Direct Revenues	2006	% of Direct Revenues
REVENUE
Direct revenue	$270,186,079	100.0%	$223,280,143	100.0%
Reimbursed out-of-pockets	70,951,385	26.3%	80,119,231	35.9%
TOTAL REVENUE	341,137,464	126.3%	303,399,374	135.9%
COSTS AND EXPENSES
Direct costs	160,252,976	59.3%	136,656,308	61.2%
Reimbursable out-of-pocket expenses	70,951,385	26.3%	80,119,231	35.9%
Selling, general and administrative expenses	80,968,752	30.0%	73,168,447	32.8%
Provision for settlement of litigation	10,400,000	3.8%	-
Impairment of goodwill	-		7,873,000	3.5%
TOTAL COSTS AND EXPENSES	322,573,113	119.4%	297,816,986	133.4%
EARNINGS FROM CONTINUING OPERATIONS	18,564,351	6.9%	5,582,388	2.5%
OTHER INCOME (EXPENSE)
Interest income	1,534,937	0.6%	1,050,060	0.5%
Interest expense	(4,947,338)	1.8%	(6,432,619)	2.9%
Foreign exchange transaction loss, net	(3,340,101)	1.2%	(3,002,126)	1.3%
Other income	472,339	0.2%	-
TOTAL OTHER INCOME (EXPENSE)	(6,280,163)	2.3%	(8,384,685)	3.8%
EARNINGS (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAX (BENEFIT)	12,284,188	4.5%	(2,802,297)	1.3%
Income tax expense (benefit)	3,466,382	1.3%	(5,874,452)	2.6%
EARNINGS FROM CONTINUING OPERATIONS
BEFORE MINORITY INTEREST IN JOINT VENTURE	8,817,806	3.3%	3,072,155	1.4%
Minority interest in joint venture	540,930	0.2%	516,798	0.2%
NET EARNINGS FROM CONTINUING OPERATIONS	8,276,876	3.1%	2,555,357	1.1%
Earnings (Loss) from discontinued operations, net of tax	628,878	0.2%	(26,667,552)	11.9%
NET EARNINGS (LOSS)	$8,905,754	3.3%	$(24,112,195)	10.8%

BASIC EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.44		$0.14
Discontinued operations	$0.03		$(1.47)
Net earnings (loss)	$0.47		$(1.33)
DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$0.44		$0.14
Discontinued operations	$0.03		$(1.45)
Net earnings (loss)	$0.47		$(1.31)
SHARES USED IN COMPUTING EPS:
Basic	18,743,929		18,150,182
Diluted	18,984,625		18,376,696

PHARMANET DEVELOPMENT GROUP, INC. AND SUBSIDIARIES

Reconciliation of GAAP Operating Margin from Continuing Operations to Non-GAAP

Operating Margins for Continuing Operations - Unaudited

For the Three and Nine Months Ended September 30, 2007 and 2006

	Three Months Ended		Nine Months Ended
	2007	2006	2007	2006

DIRECT REVENUE	$99,809,887	$76,018,774	$270,186,079	$223,280,143

EARNINGS FROM CONTINUING OPERATIONS GAAP	13,700,061	5,911,421	18,564,351	5,582,388

OPERATING MARGIN GAAP	13.7%	7.8%	6.9%	2.5%

ADD BACK:
SFAS 123R expense	285,813	149,063	616,193	958,515
Amortization of intangible assets	688,773	703,646	2,066,320	2,274,359
Provision for settlement of litigation	1,500,000	-	10,400,000	-
Impairment of goodwill	-	-	-	7,873,000
NON-GAAP OPERATING EARNINGS	$16,174,647	$6,764,130	$31,646,864	$16,688,262

NON-GAAP OPERATING MARGIN	16.2%	8.9%	11.7%	7.5%

PHARMANET DEVELOPMENT GROUP, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Earnings from Continuing Operations to Non-GAAP

Net Earnings for Continuing Operations - Unaudited

For the Three and Nine Months Ended September 30, 2007 and 2006

	Three Months Ended		Nine Months Ended
	2007	2006	2007	2006

Net earnings from continuing operations GAAP	$6,886,824	$2,979,540	$8,276,876	$2,555,357

Add: Non-cash SFAS 123R expense	285,813	149,063	616,193	958,515

Add: Provision for settlement of litigation	1,500,000	-	10,400,000	-

Add: Non-cash intangible assets amortization	688,773	703,646	2,066,320	2,274,359

Add: Non-cash goodwill Impairment	-	-	-	7,873,000

Add: Non-recurring charge related to financing	-	-	-	1,214,306

Subtotal	$9,361,410	$3,832,249	$21,359,389	$14,875,537

Less: Tax effect of non-GAAP adjustments	(642,783)	122,790	985,855	4,207,249

Non-GAAP net earnings from continuing operations	$10,004,193	$3,709,459	$20,373,534	$10,668,288

Diluted non-GAAP net earnings per share	$0.52	$0.20	$1.07	$0.58

Number of shares used in computing diluted
non-GAAP earnings per share	19,120,631	18,473,375	18,984,625	18,376,696

PHARMANET DEVELOPMENT GROUP, INC. AND SUBSIDIARIES

Summary of Operations of Early and Late Stage Clinical Development Segments - Unaudited

For the Three and Nine Months Ended September 30, 2007 and 2006

	Three Months Ended			Nine Months Ended
EARLY STAGE DEVELOPMENT	2007	2006	% variation	2007	2006	% variation

Direct revenue	$37,645,724	$25,111,121	49.9%	$ 98,060,357	$ 73,318,297	33.7%

GAAP operating earnings	8,039,677	3,873,882	107.5%	17,490,962	6,422,882	172.3%

Amortization of intangibles	133,717	128,846	3.8%	401,149	549,959	(27.1%)

Non-GAAP operating earnings	$8,173,394	$ 4,002,728	104.2%	$ 17,892,111	$ 6,972,841	156.6%

GAAP operating Margin	21.4%	15.4%		17.8%	8.8%

Non-GAAP operating margin	21.7%	15.9%		18.2%	9.5%

LATE STAGE DEVELOPMENT	2007	2006	% variation	2007	2006	% variation

Direct revenue	$62,164,163	$50,907,653	22.1%	$172,125,722	$149,961,846	14.8%

GAAP operating earnings	13,192,947	7,102,061	85.8%	28,032,735	15,618,432	79.5%

Amortization of intangibles	555,056	574,800	(3.4%)	1,665,171	1,724,400	(3.4%)

Impairment of goodwill(1)	-	-	-	-	7,873,000	-

Non-GAAP operating earnings	$13,748,003	$ 7,676,861	79.1%	$ 29,697,906	$ 25,215,832	17.8%

GAAP operating Margin	21.2%	14.0%		16.3%	10.4%

Non-GAAP operating margin	22.1%	15.1%		17.3%	16.8%

(1)  Represents impairment of goodwill at SPS

PHARMANET DEVELOPMENT GROUP, INC. AND SUBSIDIARIES

Selected Consolidated Balance Sheet Information - Unaudited

September 30, 2007 and December 31, 2006

The allocation of assets and liabilities between continuing and discontinued operations, in this selected balance sheet information is preliminary and may change upon the company's filing of its form 10-Q for the period ended September 30, 2007

	September 30,	December 31,
	2007	2006(1)
ASSETS

Cash, equivalents, and investments in marketable securities	$ 66,512,255	$ 53,754,183

Accounts receivable from continuing operations	135,066,018	109,187,958
Accounts receivable from discontinued operations	2,156,711	3,572,556
Accounts receivable	137,222,729	112,760,514

Current assets from continuing operations	220,628,113	192,823,747
Current assets from discontinued operations	2,474,042	3,889,887
Total current assets	223,102,155	196,713,634

Fixed assets from continuing operations	64,375,367	52,234,890
Land held for sale from discontinued operations	3,046,619	3,286,619
Total fixed assets and land	67,421,986	55,521,509

Total assets from continuing operations	586,830,886	549,599,584
Total assets from discontinued operations	5,520,661	7,176,506
Total assets	$592,351,547	$556,776,090

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities from continuing operations	$138,791,532	$123,483,815
Current liabilities from discontinued operations	2,523,656	4,195,262
Total current liabilities	141,315,188	127,679,077

Total liabilities from continuing operations	307,307,614	294,501,721
Total liabilities from discontinued operations	2,523,656	4,195,262
Total liabilities	309,831,270	298,696,983

Stockholders' equity	282,520,277	258,079,107

Total liabilities and stockholders' equity	$592,351,547	$556,776,090

(1)  Certain prior year balances have been reclassified to conform to current year presentation.

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